                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated May 12, 2005, relating to the financial statements and financial highlights which appear in the March 31, 2005
Annual Reports to Shareholders of the Diversified Bond Fund, High-Yield Fund,
Premium Money Market Fund and Prime Money Market Fund, which are also incorporated by reference into the Registration Statement. We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 29, 2005, relating to the financial statements and financial highlights which appear in the March 31, 2005 Annual Report to
Shareholders of the Mason Street Select Bond Fund and Mason Street High Yield
Bond Fund. We also consent to the references to us under the headings
"Independent Registered Public Accounting Firm", "Financial Statements" and
"Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP

Kansas City, Missouri
March 28, 2006